UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 1, 2010

NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kirby I. Bland, M.D. retired from his position as a director of Neoprobe Corporation (the "Company"), effective December 1, 2010.  Dr. Bland recently assumed positions on certain advisory panels for the National Institutes of Health ("NIH") and serves as an officer in certain national surgical societies.  Independence guidelines for these organizations discourage, and in some cases prohibit, members from holding decision making positions with for-profit entities such as the Company.  Dr. Bland therefore decided to retire from the Board to avoid potential future conflicts of interest.  Dr. Bland has, however, agreed to continue to advise the Company through participation in the Company’s Scientific Advisory Board.  In this way, the Company believes it will continue to benefit from the extensive experience of a world renowned leader in the surgical oncology field.  There were no matters of disagreement between Dr. Bland and the Company concerning the Company’s operations, policies or practices, which caused the decision of Dr. Bland to retire from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: December 6, 2010	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer